Exhibit (h)(5)

Exhibit A to the Fund Administration Servicing Agreement

Fund Names

Separate Series of Amplify ETF Trust

Name of Series

Amplify AI Powered Equity ETF
Amplify CWP Enhanced Dividend Income ETF
Amplify Alternative Harvest ETF
Amplify Bitcoin 2% Monthly Option Income ETF
Amplify Bitcoin Max Income Covered Call ETF
Amplify BlackSwan Growth & Treasury Core ETF
Amplify BlackSwan ISWN ETF
Amplify Thematic All-Stars ETF
Amplify Blockchain Technology ETF
Amplify Bloomberg AI Value Chain ETF
Amplify TLT U.S. Treasury 12% Option Income ETF
Amplify BlueStar Israel Technology ETF
Amplify Cash Flow Dividend Leaders ETF
Amplify CEF High Income ETF
Amplify Cybersecurity ETF
Amplify COWS Covered Call ETF
Amplify CWP Enhanced Dividend Income ETF
Amplify CWP Growth & Income ETF
Amplify CWP International Enhanced Dividend Income ETF
Amplify Cybersecurity ETF
Amplify AI Powered Equity ETF
Amplify Digital Payments ETF
Amplify Travel Tech ETF

Amplify Etho Climate Leadership U.S. ETF
Amplify Junior Silver Miners ETF
Amplify Lithium & Battery Technology ETF
Amplify Online Retail ETF
Amplify Bloomberg U.S. Treasury Target High Income ETF
Amplify Samsung SOFR ETF